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                                                                   Exhibit B-213

                         CERTIFICATE OF INCORPORATION

                                      OF

                                GPU SOLAR, INC.
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It is hereby certified that:


     FIRST:  The name of the corporation (hereinafter called the "Corporation")
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is GPU Solar, Inc.

     SECOND:  The address, including street, number, city and county, of the
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registered office of the Corporation in the State of New Jersey is One Upper
Pond Road, Parsippany, County of Morris; and the name of the registered agent of the corporation in the State of New Jersey at such address is Bruce L. Levy.

     THIRD:  The purpose of the corporation is to engage in any lawful act or
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activity for which corporations may be organized under the New Jersey Business
Corporation Act.

     FOURTH:  The total number of shares of stock which the corporation shall
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have authority to issue is one hundred (100) shares, all of which are without par value.  All such shares are of one class and are shares of Common Stock.

     FIFTH:  The name and the mailing address of the incorporator are as
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follows:

          NAME                MAILING ADDRESS
          ----                ---------------

          James L. Howard     c/o GPU International, Inc.
                              One Upper Pond Road
                              Parsippany, NJ 07054

     SIXTH:   The Corporation is to have perpetual existence.
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     SEVENTH:  The board of directors of the corporation is expressly authorized
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to adopt, amend or repeal by-laws of the corporation.

     EIGHTH:  The personal liability of the directors of the corporation is
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hereby eliminated to the fullest extent permitted by the New Jersey Business
Corporation Act, as the same may be amended and supplemented.

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     NINTH:  As of the date hereof, the corporation has received no payment for
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any of its stock.

     IN WITNESS WHEREOF, I have hereunto set my hand this 5th day of November, 1997.


                                     ______________________________

________________________
                                         James L. Howard
                                         Sole Incorporator

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